EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q of WNC Housing Tax Credit Fund VI, L.P., Series 13 (the "Partnership") for the quarters ended December 31, 2007, September 30 2007 and June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Melanie R. Wenk., Vice-President and Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

          1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions require the audit report of Local Limited Partnership financial statements to refer to the auditing standards of the Public Company Accounting Oversight Board for the Partnership's annual financial statements and except that the Report is a cumulative report covering each of the quarters ended December 31, September 30 and June 30, 2007 and

          2.   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Partnership.



/s/Melanie R. Wenk
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Melanie R. Wenk
Vice-President and Chief Financial Officer of WNC & Associates, Inc.
Date: April 1, 2010